  EXHIBIT 99.1

Peraso Announces Third Quarter 2023 Results

Total Revenue Increased 87% Sequentially and 36% Year-over-Year;

GAAP Gross Margin Expanded Sequentially to 45.4%, Non-GAAP to 58.0%

SAN JOSE, Calif., November 13, 2023 – Peraso Inc. (NASDAQ: PRSO) (“Peraso” or the “Company”), a global leader in mmWave technology for 60 GHz unlicensed and 5G licensed networks, today announced financial results for the third quarter ended September 30, 2023.

Management Commentary

“Our third quarter financial results marked a significant improvement over the prior quarter, as we commenced initial shipments against a large order backlog associated with the end-of-life for our memory integrated circuit products (memory IC products),” commented Ron Glibbery, CEO of Peraso. “The increased revenue contribution from our higher margin memory IC products, combined with a sequential increase in sales of our millimeter wave (mmWave) products, drove solid gross profit expansion, benefitting our bottom-line results.

“Recent customer demand and shipments continue to be impacted by an ongoing industry-wide inventory correction. That said, the overall market trends continue to be favorable with a growing number of wireless Internet service providers leveraging unlicensed 60GHz fixed wireless access (FWA) to deploy multi-gigabit connectivity, as the U.S. Federal Communications Commission has suggested an increase to 1 gigabit per second as the minimum future benchmark speed for broadband. Also, during the quarter, we introduced our latest PERSPECTUS mmWave module product, the PRM2144X, which is specifically designed for enabling 60GHz FWA applications in dense urban environments.

“Although we expect the inventory digestion in the market to extend into 2024, we are encouraged by the continued growth of our sales engagement pipeline. Separately, we continue to expect that total purchase orders for last time buys of our memory IC products will be in the range of $15 to $20 million, which will serve as an important source of cash as we fulfill shipments against existing backlog throughout 2024.”

Third Quarter 2023 Financial Results

Total net revenue for the third quarter of 2023 was $4.5 million, compared with $2.4 million in the prior quarter and $3.3 million in the same quarter a year ago. Product revenue for the third quarter of 2023 was $4.3 million, compared with $2.2 million in the prior quarter and $3.1 million in the same quarter a year ago. The sequential and year-over-year increase in total revenue was primarily attributable to increased shipments of memory IC products.

GAAP gross margin for the third quarter of 2023 was 45.4%, compared with 25.3% in the prior quarter and 39.3% in the same quarter a year ago. On a non-GAAP basis, gross margin for the third quarter of 2023 was 58.0%, compared with 45.9% in the prior quarter and 50.2% in the same quarter a year ago. The sequential and year-over-year increases in non-GAAP gross margin for the third quarter of 2023 primarily reflected product mix, which included increased revenue contribution from memory IC products.

Total operating expenses on a GAAP basis for the third quarter of 2023 were $5.6 million compared with $5.6 million in the prior quarter and $5.3 million in the same quarter a year ago, which included a $2.6 million gain related to a license and asset sale. Operating expenses on a non-GAAP basis for the third quarter of 2023, which exclude stock-based compensation expenses and amortization of intangible assets, were $4.0 million, compared with $4.1 million in the prior quarter and $3.7 million in the same quarter a year ago, which included a $2.6 million gain related to a license and asset sale. The reductions in third quarter non-GAAP operating expenses were primarily attributable to previous cost reductions initiated in the second half of 2022, including the license and asset sale transaction completed in the third quarter of 2022.

As of September 30, 2023, the Company had cash and cash equivalents of approximately $0.7 million. As a result of the Company’s expected operating losses and cash burn and recurring losses from operations, the Company will need to raise sufficient capital through additional equity or debt arrangements, as further described in the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2023 to be filed with the Securities and Exchange Commission.

GAAP net loss for the third quarter of 2023 was $0.6 million, or ($0.02) per share, compared with a net loss of $4.1 million, or ($0.17) per share, in the prior quarter, and a net loss of $4.0 million, or ($0.20) per share, in the third quarter 0f 2022.

Non-GAAP net loss for the third quarter of 2023 was $1.1 million, or ($0.04) per share, compared with a net loss of $3.0 million, or ($0.12) per share, in the prior quarter and a net loss of $2.0 million, or ($0.10) per share, in the third quarter of 2022. Adjusted EBITDA for the third quarter of 2023 was negative $0.9 million, compared with a negative $2.8 million in the prior quarter and a negative $1.8 million in the same quarter last year.

A reconciliation of GAAP to non-GAAP results and GAAP net loss to Adjusted EBITDA is provided in the financial statement tables following the text of this press release.

Earnings Conference Call and Webcast Information

Ron Glibbery, CEO, and Jim Sullivan, CFO, will host a conference call and webcast with slides today, November 13, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

Date: Monday, November 13, 2023

Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)

Conference Call Number: 1-888-506-0062

International Call Number: +1-973-528-0011

Passcode: 441592

Webcast and Slides: Click Here

For those unable to listen to the live Web broadcast, it will be archived on the Company’s website, and can be accessed by visiting the Company’s investor page at www.perasoinc.com. A replay of the conference call will also be available through November 27, 2023, and can be accessed by calling 1-877-481-4010, and using passcode 49382. International callers should dial 1-919-882-2331 and enter the same passcode at the prompt. Any supporting materials referenced during the live broadcast will be made available in the Investor Relations section of the Company’s website following the conclusion of the conference call.

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Use of Non-GAAP Financial Measures

To supplement Peraso’s consolidated financial statements presented in accordance with GAAP, Peraso uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, amortization of reported intangible assets, and the change in fair value of warrant liability. Peraso’s management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that Peraso’s management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, income tax provision, and depreciation and amortization, as well as stock-based compensation, amortization of reported intangible assets, and the change in fair value of warrant liability. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated November 13, 2023, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, the Company’s expectations regarding growth prospects for the Company’s products and the Company’s 2023 revenue and gross margin trends. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

•	our ability to continue as a going concern;
•	our ability to raise additional capital to fund our operations;
•	the process in which we engage to evaluate strategic alternatives;
•	the terms, timing, structure, benefits and costs of any strategic transaction and whether one will be consummated at all;
•	the impact of any strategic transaction on the Company;
•	annual expense savings expected from the Company’s cost reduction initiatives;
•	the timing of customer orders and product shipments;
•

risks related to the COVID-19 pandemic that may have an adverse impact on the Company’s business and financial results and result in component shortages and increased lead times that may negatively impact the Company’s ability to ship its products;

•	inflationary risks;
•	customer concentrations and length of billing and collection cycles, which may be impacted in the event of a global recession or economic downturn;

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•	lengthy sales cycle;
•	ability to enhance our existing proprietary technologies and develop new technologies;
•	achieving additional design wins for our products through the acceptance and adoption of our technology by potential customers and their suppliers;
•	difficulties and delays in the production, testing and marketing of our products;
•	reliance on our manufacturing partners to assist successfully with the fabrication of our and production of our products;
•	impacts of the end-of-life of our memory products;
•	availability of quantities of our products supplied by our manufacturing partners at a competitive cost;
•

level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;

•	vigor and growth of markets served by our customers and our operations; and
•	other risks identified in the Company’s public filings it makes with the Securities and Exchange Commission.

Peraso does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About Peraso Inc.

Peraso Inc. (NASDAQ:PRSO) is a pioneer in high-performance 60 GHz license free and 5G mmWave wireless technology, offering chipsets, modules, software, and IP. Peraso supports a variety of applications, including fixed wireless access, immersive video, and factory automation. In addition, Peraso's solutions for data and telecom networks focus on Accelerating Data Intelligence and Multi-Access Edge Computing, providing end-to-end solutions from the edge to the centralized core and into the cloud. For additional information, please visit www.perasoinc.com.

Company Contact:

Jim Sullivan, CFO

Peraso Inc.

P: 408-418-7500

E: jsullivan@perasoinc.com

Investor Relations Contacts:

Shelton Group

Brett L. Perry | Leanne K. Sievers

P: 214-272-0070| 949-224-3874

E: sheltonir@sheltongroup.com

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PERASO INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Net Revenue
Product	$4,262	$3,060	$11,385	$10,384
Royalty and other	219	234	532	597
Total net revenue	4,481	3,294	11,917	10,981

Cost of Net Revenue	2,445	2,000	7,346	6,747

Gross Profit	2,036	1,294	4,571	4,234

Operating Expenses
Research and development	3,484	4,509	11,039	15,636
Selling, general and administrative	2,112	3,353	6,331	8,938
Gain on license and asset sale	-	(2,557)	(406)	(2,557)
Total operating expenses	5,596	5,305	16,964	22,017

Loss from operations	(3,560)	(4,011)	(12,393)	(17,783)

Change in fair value of warrant liability	2,615	-	4,239	-
Other income (expense), net	322	3	297	(22)
Net loss	$(623)	$(4,008)	$(7,857)	$(17,805)

Net loss
Basic and diluted	$(0.02)	$(0.20)	$(0.32)	$(0.89)

Shares used in computing net loss per share
Basic and diluted	28,589	20,039	24,892	19,950

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PERASO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30,	December 31,
	2023	2022

Assets
Current assets:
Cash, cash equivalents and investments	$689	$2,906
Accounts receivable, net	3,064	3,244
Inventories	5,697	5,348
Deferred cost of net revenue	-	600
Prepaid expenses and other	780	615
Total current assets	10,230	12,713

Property and equipment, net	1,624	2,225
Intangible assets, net	4,209	6,278
Right-of-use lease assets	647	1,147
Other	121	123
Total assets	$16,831	$22,486

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,583	$1,844
Deferred revenue	74	332
Short-term lease liabilities	348	687
Accrued expenses and other	689	1,817
Total current liabilities	3,694	4,680

Lease liabilities	379	470
Warrant liabilities	1,003	2,079
Total liabilities	5,076	7,229

Stockholders' equity	11,755	15,257

Total liabilities and stockholders’ equity	$16,831	$22,486

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PERASO INC.
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit
(In thousands, except percentages; unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023		September 30, 2023

GAAP gross profit	$2,036	45.4%	$4,571	38.4%
Reconciling items:
- Amortization of intangibles	564	12.6%	1,417	11.9%

Non-GAAP gross profit	$2,600	58.0%	$5,988	50.3%

	Three Months Ended		Nine Months Ended
	September 30, 2022		September 30, 2022

GAAP gross profit	$1,294	39.3%	$4,234	38.5%
Reconciling items:
-Amortization of intangibles	358	10.9%	1,074	9.8%

Non-GAAP gross profit	$1,652	50.2%	$5,308	48.3%

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PERASO INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

GAAP net loss	$(623)	$(4,008)	$(7,857)	$(17,805)
Stock-based compensation expense
-Research and development	775	854	2,309	2,575
-Selling, general and administrative	533	593	1,625	1,782
Total stock-based compensation expense	1,308	1,447	3,934	4,357

Amortization of intangibles (1)
-Cost of net revenue	564	358	1,417	1,074
-Selling, general and administrative	251	160	632	479
Total amortization of intangible assets	815	518	2,049	1,553

Change in fair value of warrant liability	(2,615)	-	(4,239)	-

Non-GAAP net loss	$(1,115)	$(2,043)	$(6,113)	$(11,895)

GAAP net loss per share	$(0.02)	$(0.20)	$(0.32)	$(0.89)
Reconciling items
-Stock-based compensation expense	0.04	0.07	0.16	0.22
-Amortization of intangible assets (1)	0.03	0.03	0.08	0.08
-Change in fair value of warrant liability	(0.09)	-	(0.17)	-

Non-GAAP net loss per share	$(0.04)	$(0.10)	$(0.25)	$(0.59)

Shares used in computing non-GAAP net loss per share
Basic and diluted	28,589	20,039	24,892	19,950

(1) Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.

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PERASO INC.
Reconciliation of GAAP and Non-GAAP Financial Information
(In thousands; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Reconciliation of GAAP loss and adjusted EBITDA
GAAP net loss	$(623)	$(4,008)	$(7,857)	$(17,805)
Stock-based compensation expense
-Research and development	775	854	2,309	2,575
-Selling, general and administrative	533	593	1,625	1,782
Stock-based compensation expense	1,308	1,447	3,934	4,357

Amortization of intangibles (1)	815	518	2,049	1,553
Change in fair value of warrant liability	(2,615)	-	(4,239)	-

Non-GAAP net loss	(1,115)	(2,043)	(6,113)	(11,895)
EBITDA adjustments:
-Depreciation and amortization	236	232	715	736
-Interest expense	5	5	17	11

Adjusted EBITDA	$(874)	$(1,806)	$(5,381)	$(11,148)

(1) Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.

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